Exhibit 99.1

P R O X Y C A R D
REINVENT TECHNOLOGY PARTNERS
A Cayman Islands Exempted Company (Company Number 363990) 215 Park Avenue, Floor 11 New York, New York 10003
NOTICE OF EXTRAORDINARY GENERAL MEETING TO BE HELD ON                 , 2021 TO THE SHAREHOLDERS OF REINVENT TECHNOLOGY PARTNERS:
NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “extraordinary general meeting”) of Reinvent Technology Partners, a Cayman Islands exempted company, company number 363990 (“RTP”), will be held at                 , Eastern Time, on                , 2021, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at 525 University Ave, Palo Alto, CA 94301, or virtually via live webcast at https://www.cstproxy.com/reinventtechnologypartners/2021. You are cordially invited to attend the extraordinary general meeting, which will be held for the following purposes:
Each of Proposals No. 1 through 12 (collectively, the “Condition Precedent Proposals”) is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus. These items of business are described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting.
Only holders of record of ordinary shares at the close of business on June 14, 2021 are entitled to notice of and to vote and have their votes counted at the extraordinary general meeting and any adjournment of the extraordinary general meeting. Such shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld on the reverse side hereof, the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof.
THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF YOU RETURN A SIGNED AND DATED PROXY CARD, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be marked, dated and signed on reverse side) SEE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Reinvent Technology Partners, to be held at                , Eastern Time, on                , 2021, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at 525 University Ave, Palo Alto, CA 94301, or virtually via live webcast at https://www.cstproxy.com/reinventtechnologypartners/2021.
The notice of extraordinary general meeting and accompanying proxy statement/prospectus are available at:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” PROPOSALS.
Please mark vote as indicated in this example
Proposal No. 1 — The BCA Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of February 23, 2021 (the “Merger Agreement”), by and among RTP, RTP Merger Sub Inc. (“Merger Sub”) and Joby Aero, Inc. (“Joby”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Joby (the “Merger”), with Joby surviving the Merger as a wholly owned subsidiary of Joby Aviation, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in the accompanying proxy statement/prospectus (the “BCA Proposal”);
Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution, the change of RTP’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Merger, the “Business Combination”) (the “Domestication Proposal”);
Organizational Documents Proposals — to consider and vote upon the following six separate proposals (collectively, the “Organizational Documents Proposals”) to approve by special resolution, the following material differences between RTP’s Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Cayman Constitutional Documents”) and the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”) of Reinvent Technology Partners (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”)), and the change of the name of RTP to “Joby Aviation, Inc.” in connection with the Business Combination (RTP after the Domestication, including after such change of name, is referred to herein as “Joby Aviation”):
Proposal No. 3 — Organizational Documents Proposal A — to authorize the change in the authorized share capital of RTP from 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preferred shares, par value $0.0001 per share, to 1,400,000,000 shares of common stock, par value $0.0001 per share, of Joby Aviation, Inc. (the “Joby Aviation common stock”) and 100,000,000 shares of preferred stock, par value $0.0001 per share, of Joby Aviation (the “Joby Aviation preferred stock”);
Proposal No. 4 — Organizational Documents Proposal B — to authorize the board of directors of Joby Aviation to issue any or all shares of Joby Aviation preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by Joby Aviation’s board of directors and as may be permitted by the DGCL;
Proposal No. 5 — Organizational Documents Proposal C — to provide that Joby Aviation’s board of directors be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term;
Proposal No. 6 — Organizational Documents Proposal D — to authorize the adoption of Delaware as the exclusive forum for certain stockholder litigation;
Proposal No. 7 — Organizational Documents Proposal E — to authorize the election not to be governed by Section 203 of the DGCL, and instead, be governed by a provision substantially similar to Section 203 of the DGCL; and
FOR AGAINST ABSTAIN
Proposal No. 8 — Organizational Documents Proposal F — to authorize all other changes in connection with the amendment and replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws in connection with the consummation of the Business Combination (copies of which attached to the accompanying proxy statement/prospectus as Annex C and Annex D, respectively), including (1) changing the corporate name from “Reinvent Technology Partners” to “Joby Aviation, Inc.”, (2) making Joby Aviation’s corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation, (4) electing not to be governed by Section 203 of the DGCL and, instead, be governed by a provision substantially similar to Section 203 of the DGCL, (5) removing certain provisions related to RTP’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination and (6) imposing a certain limit on the voting power of Joby Aviation capital stock owned by non-U.S. citizens, all of which RTP’s board of directors believes is necessary to adequately address the needs of Joby Aviation after the Business Combination;
Proposal No. 9 — The Director Election Proposal — to consider and vote upon a proposal to elect directors who, upon consummation of the Business Combination, will be the directors of Joby Aviation (the “Director Election Proposal”);
Proposal No. 10 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of Joby Aviation common stock to (a) the PIPE Investors, including the Sponsor Related PIPE Investors and the Joby PIPE Investors, pursuant to the PIPE Investment (as such terms are defined in the accompanying proxy statement/prospectus) and (b) the Joby Stockholders (including the holder of the Uber Note) pursuant to the Merger Agreement;
Proposal No. 11 — The Incentive Award Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the Joby Aviation, Inc. 2021 Incentive Award Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex F;
Proposal No. 12 — The ESPP Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the Joby Aviation, Inc. 2021 Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex G; and
Proposal No. 13 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.
Date:                 , 2021
(Signature)
(Signature if held Jointly)
Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, guardians and attorneys should indicate the capacity in which they sign. Attorney should submit powers of attorney. A vote to abstain will not be treated as a vote on the relevant proposal.
PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER(S). IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH ABOVE.